Exhibit C-1
Rule 24 Reporting Requirement No. 3

   Associate companies transferred to Prisma Energy International Inc. and its Subsidiaries During the Quarterly Period Ending December 31, 2004


1. Batangas Power Corp.
2. Blackbird S.a.r.l.
3. Elektrocieplownia Nowa Sarzyna Sp. z.o.o.
4. Enron Europe Operations (Supervisor) Limited
5. Enron Poland Investment B.V.
6. Enron Power Philippines Corp.
7. Enron Subic Power Corp.
8. Global Expat Services LLC
9. Subic Power Corp.

Exhibit C-2
Rule 24 Reporting Requirement No. 3


       Associate Companies Transferred to Prisma Energy International Inc.
             and its Subsidiaries During the Quarterly Period Ending
                               September 30, 2004/1

1.   Accroven SRL
2.   ACCROVEN SRL - Venezuelan Branch
3.   Bahia Las Minas Corp.
4.   Bolivia Holdings Ltd.
5.   Chongju City Gas Co., Ltd.
6.   Chonnam City Gas Co., Ltd.
7.   Choongnam City Gas Co., Ltd.
8.   Compression Projects Finance Ltd.
9.   Daehan City Gas Co., Ltd.
10.  Daehan City Gas Engineering
11.  Duck Lake International, A.V.V.
12.  ECT Colombia Pipeline Holdings 2 Ltd.
13.  EI Puerto Rico Operations, Inc.
14.  EIE - Enron Investimientos Energeticos Ltda.
15.  Electricidad del Pacifico, S.A.
16.  ELEKTRO - Eletricidade e Servicos S.A.
17.  ELEKTRO Comercializadora de Energia Ltda.
18.  Empresa Energetica Corinto Ltd.
19.  Empresa Energetica Corinto Ltd. - Nicaraguan Branch
20.  EN - Eletricidade do Brasil Ltda.
21.  Enron (Bolivia) C.V
22.  Enron (Bolivia) C.V - Bolivian Branch
23.  Enron America do Sul Ltda.
24.  Enron America do Sul Ltda. - Rio Branch
25.  Enron America do Sul Ltda. - Salvador Branch
26.  Enron Brazil Ltd.
27.  Enron Brazil Power Holdings II Ltd.
28.  Enron Brazil Power Holdings IV Ltd.
29.  Enron Brazil Power Holdings V Ltd.
30.  Enron Brazil Power Holdings X Ltd.
31.  Enron Brazil Power Investments II Ltd.
32.  Enron Brazil Power Investments V Ltd.
33.  Enron Brazil Power Investments X Ltd.
34.  Enron Brazil Services Ltd.
35.  Enron Caribe III Ltd.
36.  Enron Caribe VI Ltd.


--------------------
1 The information reported herein updates and amends the information previously reported in Exhibit C-1 of the Rule 24 report for the quarterly period ending September 30, 2004 (SEC File No. 70-10200, filed November 30, 2004) to omit the following associate companies that were not transferred to Prisma Energy International Inc. during the quarterly period: (1) Centragas Transportadora de Gas de la Region Central de Enron Development & Cia., S.C.A.; (2) Enron Cuiba Pipeline Services, LLC; (3) Enron Cuiba Services, LLC; and (4) Enron International Bolivia Investments, Ltd.

Exhibit C-2
Rule 24 Reporting Requirement No. 3


37.  Enron de Nicaragua Ltd.
38.  Enron Dominicana Ltd. Partnership
39.  Enron Dutch Investment No. 2
40.  Enron Electric Brazil Holdings Ltd.
41.  Enron Electric Brazil Ltd.
42.  Enron Electricidad de Nicaragua, S.A.
43.  Enron Europe Operations (Advisor) Limited
44.  Enron Guatemala Holdings Ltd.
45.  Enron Industrial de Venezuela Ltd.
46.  Enron Internacional Panama, S.A.
47.  Enron International Americas LLC
48.  Enron International Bolivia Holdings Ltd.
49.  Enron International Korea Holdings Company Ltd.
50.  Enron International Korea LLC
51.  Enron Panama Management Services L.L.C.
52.  Enron Poland Supervisory Company Sp. z.o.o./2
53.  Enron Power Holdings (Turkey) B.V.
54.  Enron Power Holdings C.V.
55.  Enron Reserve 6 B.V.
56.  Enron Reserve 7 B.V.
57.  Enron Servicios Guatemala, Limitada
58.  Enron Servicios Guatemala, Limitada - Sucursal El Salvador
59.  Enron Transportadora Holdings Ltd.
60.  Enron Transredes Services L.L.C.
61.  Enron Turkey Energy B.V.
62.  EPC - Empresa Paranaense Comercializadora Ltda.
63.  EPE - Empresa Produtora de Energia Ltda.
64.  EPE - Empresa Produtora de Energia Ltda. - Cuiaba/Mato Grosso Branch
65.  EPE Generation Holdings Ltd.
66.  EPE Holdings Ltd.
67.  EPE Investments Ltd.
68.  ETB - Energia Total do Brasil Ltda.
69.  Finven Financial Institution Limited
70.  Gas Transboliviano S.A.
71.  GasMat Holdings Ltd.
72.  GasMat Investments Ltd.
73.  GasOcidente do Mato Grosso Ltda.
74.  GasOriente Boliviano Ltda.
75.  Geracao Centro Oeste Ltda.
76.  Iksan City Gas Co., Ltd.
77.  Iksan Energy Co., Ltd.
78.  Java Investments Ltd.
79.  Kangwon City Gas Co., Ltd.
80.  Kumi City Gas Co., Ltd.
81.  Mesquite Holdings B.V.
82.  Pacific Energy Financing Ltd.

Exhibit C-2
Rule 24 Reporting Requirement No. 3


83.  Pan Holdings Vencaribe Ltd.
84.  Pohang City Gas Co., Ltd.
85.  Poliwatt, Limitada
86.  Poliwatt, Limitada - Sucursal El Salvador
87.  PQP Limited
88.  Prisma Energy Luxembourg S.a.r.l./2
89.  Promigas S.A. E.S.P.
90.  21 Promigas subsidiaries with varying ownership interest
91.  Puerto Quetzal Power Corp.
92.  Puerto Quetzal Power LLC
93.  Puerto Quetzal Power LLC - Guatemala Branch
94.  Pusan City Gas Co., Ltd.
95.  Pusan City Gas Development Co.
96.  SII Enerji ve Uretim Limited Sirketi
97.  SII Holdings 4 B.V.
98.  SK Gas Co., Ltd.
99.  SK-Enron Co., Ltd.
100. Spray B.V. (kna PEI Accroven Services LLC)/2
101. Terraco Investments Ltd.
102. TR Holdings Ltda.
103. Trakya Elektrik Uretim ve Ticaret A.S.
104. Transborder Gas Services Ltd.
105. Transportadora Brasileira Gasoduto Bolivia - Brasil S.A. - TBG
106. Transredes - Transporte de Hidrocarburos S.A.
107. Transredes do Brasil Ltda.
108. V. Holdings Industries S.A.
109. VENGAS, S.A.

   Associate Companies Inadvertently Reported as Transferred to Prisma Energy International Inc. and its Subsidiaries During the Quarterly Period Ending
                               September 30, 2004

1. Centragas - Transportadora de Gas de la Region Central de Enron Development & Cia., S.C.A.
2. Enron Cuiaba Pipeline Services, LLC
3. Enron Cuiaba Services, LLC
4. Enron International Bolivia Investments, Ltd.




--------------------
2 Transferred during the quarterly period ending September 30, 2004 but not previously reported.

Exhibit C-3
Rule 24 Reporting Requirement No. 3


  Associate companies transferred to CrossCountry During the Initial Reporting
                    Period Ending June 30, 2004/1

1. NBP Services Corporation

2. Transwestern Holding Company, Inc.

3. Transwestern Pipeline Company

4. Northern Plains Natural Gas Company

5. Northern Border Pipeline Corporation

6. Pan Border Gas Company

7. CrossCountry Alaska, LLC

8. Citrus Corp.

9. Florida Gas Transmission Company

10. Citrus Energy Services, Inc.

11. Citrus Trading Corp.

12. CrossCountry Energy Services, LLC

13. Northern Border Partners, L.P.

14. Northern Border Intermediate Limited Partnership

15. Bear Paw Investments, LLC

16. Bear Paw Energy, LLC

17. Brown Bear Enterprises, LLC

18. Bear Paw Processing Company (Canada) Ltd.

19. Border Minnesota Pipeline, LLC (f/k/a Bison Pipeline, LLC)

20. Black Mesa Holdings, Inc.

--------------------------
1 In some cases, the transferred associate company was not wholly-owned by Enron.

Exhibit C-3
Rule 24 Reporting Requirement No. 3


21. Black Mesa Pipeline, Inc.

22. Black Mesa Pipeline Operations LLC

23. Black Mesa Technologies, Inc.

24. Black Mesa Technologies Services, LLC

25. China Pipeline Holdings Ltd. (.81% interest only)

26. Border Midstream Services, Ltd.

27. Border Midwestern Company

28. Midwestern Gas Marketing Company

29. Midwestern Gas Transmission Company

30. Border Viking Company

31. Viking Gas Transmission Company

32. Guardian Pipeline, LLC

33. Crestone Energy Ventures, LLC

34. Crestone Bighorn, LLC

35. Crestone Gathering Services, LLC

36. Crestone Powder River, LLC

37. Crestone Wind River, LLC

38. Bighorn Gas Gathering, LLC

39. Fort Union Gas Gathering, LLC

40. Lost Creek Gathering Company, LLC

41. Northern Border Pipeline Company